EXHIBIT 10.1

NONQUALIFIED STOCK OPTION AGREEMENT
ALLION HEALTHCARE, INC.
AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

[Date]

[Name]

Dear [Name]:

This Agreement confirms the grant of an option to you effective [______] (the “Grant Date”) under the Allion Healthcare, Inc. Amended and Restated 2002 Stock Incentive Plan (the “Plan”), upon the terms and conditions described herein. A copy of the Plan is being furnished to you concurrently with the execution of this Agreement.

1. Grant of Option. Pursuant to action of the Committee under the Plan, Allion Healthcare, Inc. (the “Company”) hereby grants to you a nonqualified option to purchase (hereinafter called the “Option”), subject to the provisions of the Plan and to the terms and conditions hereinafter set forth, an aggregate of [_____] shares of the Common Stock of the Company (the “Shares”) at a per share purchase price equal to $[____]) (the “Exercise Price”). The Option is not intended to qualify as an Incentive Stock Option within the meaning of the Plan. This grant is a matter of separate inducement and is not in lieu of salary or other compensation for your services.

2. Vesting and Exercisability.

(a) Unless accelerated pursuant to paragraph (b) below, this Option shall become vested and exercisable with respect to ____% of the Shares on [_____________]; provided that you are still employed by the Company on each such vesting date.

(b) Upon the occurrence of a Change in Control, the Committee may determine, in its sole discretion, that all or a portion of the Option shall become vested and exercisable, either upon the Change in Control or at such other time or times as the Committee determines.

3. Exercise Requirements and Term.

(a) If fewer than the number of Shares then available for purchase pursuant to the Option are purchased at any time under this Agreement, you may purchase the remaining Shares at any subsequent time during the term of the Option. The Option shall not be exercised for fractional shares. Notation of any partial exercise will be made by the Company on Schedule 1 hereto.

(b) The Option is exercisable by you only while you are in the employ of, or providing service to, the Company or its subsidiaries as an employee, member of the Board or independent consultant, except as otherwise provided in section 3(c) below.

(c) The term of the Option shall expire, and it shall cease to be exercisable, on the tenth anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the Option will lapse prior to the Expiration Date upon the earliest to occur of the following dates:

(i) Ninety (90) days after your employment or service with the Company ceases for any reason other than (i) for Cause, or (ii) by reason of your death or Disability.

(ii)  One (1) year after your employment or service with the Company ceases by reason of Disability.

(iii) One (1) year after your death after your employment or service with the Company ceases by reason of your death.

(iv) 5:00 p.m. Eastern Time, on the date your employment or service with the Company ceases by reason of Cause.

4. Method of Exercise and Payment.

(a) The Option shall be exercised by written notice, in a form substantially as attached to this Agreement as Schedule A, delivered or mailed to the Secretary of the Company at its principal office and specifying the number of Shares as to which the Option is being exercised and identifying the Option by date of grant. Payment for such Shares shall be (i) in cash or by certified check, (ii) by delivery of whole shares of Common Stock owned by you for at least six months (“Optionee Stock”) in full or partial payment of the Exercise Price, or (iii) any combination thereof. The value of surrendered Shares for this purpose will be equal to the Fair Market Value, calculated as provided in the Plan, of such Optionee Stock as of the close of the business day immediately preceding the date of delivery of the notice of election to exercise the Option. Any Optionee Stock being delivered must be accompanied by a duly executed assignment to the Company in blank or with stock powers attached, together with a written representation that such shares of Optionee Stock are owned by you free and clear of all liens, claims and encumbrances and such other representations as the Company shall determine. Only whole shares of Optionee Stock with a Fair Market Value up to, but not exceeding, the Exercise Price of the Shares as to which the Option is being exercised will be accepted hereunder. Delivery of the Shares of Optionee Stock may be made at the office of the Company or at the offices of the transfer agent appointed for the transfer of shares of the Company. The Committee may, in its discretion, refuse to accept any tendered payment in the form of Shares, in which case it shall deliver the tender back to you and notify you of its refusal. In order to preserve your rights under any Option, you must, within three business days after such notification, tender to the Company the cash or certified check required to pay for the Shares with respect to which such Option is being exercised.

(b) It shall be a condition to the Company’s obligation to deliver Common Stock upon exercise of any portion of the Option that you pay, or make provisions satisfactory to the Company, for the payment of any taxes which the Company or any subsidiary is obligated to withhold or collect with respect to such exercise or otherwise with respect to the Option.

5. Transferability. Your rights under the Option may not be transferred or encumbered by you, except by will or the laws of descent and distribution, and this Option may be only exercised by you during your lifetime.

6. Registration. The exercise of this Option and the delivery of Shares hereunder will be subject to the completion of any registration or qualification of the Option or the Shares under state or federal securities laws, the requirements of any stock exchange or similar organization, or under any ruling or regulation of any governmental body or national securities exchange that the Company determines to be applicable.

7. Restrictions on Shares. You agree that, in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any public offering of the Company's securities, you will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify.

8. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of the Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

9. Limitation of Rights. You shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of the Option, including any rights regarding voting or payment of dividends, unless and until a certificate representing such Shares has been delivered to you. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any affiliate to terminate your employment or service at any time, nor confer upon you any right to continue in the employ or service of the Company or any affiliate.

10. Miscellaneous. This Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) may not be amended except in writing and signed by both parties hereto.

To confirm your acceptance of the foregoing, please sign and return one copy of this Agreement to Michael P. Moran, Allion Healthcare, Inc.

ALLION HEALTHCARE, INC.

By:
Michael P. Moran
Chairman, Chief Executive Officer and President

ACCEPTED AND AGREED:

Date: ___________________

SCHEDULE A

NONQUALIFIED STOCK OPTION EXERCISE FORM

(Date)

Allion Healthcare, Inc.

Attention: James G. Spencer, Secretary

Dear Sir/Madam:

The undersigned elects to exercise the Option to purchase ______ shares of the Common Stock of Allion Healthcare, Inc. (the “Company”) under and pursuant to the NonQualified Stock Option Agreement (the “Agreement”) between the Company and the undersigned dated as of _________.

Delivered herewith in payment of the option price is: (1) a certified check in the amount of $_________; and/or (2) certificates for ___ shares of common stock of the Company, valued at $_________ with appropriate stock powers attached thereto, which shares have been owned by the undersigned for at least six months and are free and clear of all liens, claims and encumbrances.

I hereby authorize the Company or any subsidiary corporation by which I am serving to withhold from any cash compensation paid to me, or in my behalf, an amount sufficient to discharge any Federal, State and local wage withholding taxes imposed on the Company, or the subsidiary corporation by which I am employed, in respect of my exercise of the Option. I agree that the Company, or the subsidiary corporation by which I am employed, may, in its discretion, hold the stock certificate to which I am entitled upon exercise of the Option, as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated.

Optionee

SCHEDULE 1
NOTATION AS TO PARTIAL EXERCISE

Date of Exercise	Number of Shares Purchased	Balance of Shares on Option	Company Secretary or Ass’t. Secretary Signature	Notation Date